Exhibit 21.1
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                         Subsidiaries of Registrant *
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                                                       Jurisdiction of
                                                       ----------------
Subsidiary                                               Incorporation
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Primus Telecommunications, Inc.                          Delaware

Primus Telecommunications, Ltd.                          United Kingdom

Primus Telecommunications Pty., Ltd.                     Australia

Primus Telecommunications de Mexico
 S.A. de C.V.                                            Mexico

Primus Telecommunications International, Inc.            Delaware

Primus Holding Corporation                               Delaware

GTI Network, Inc.                                        Delaware

Axicorp Pty., Ltd.                                       Australia

3362426 Canada Inc.
  d/b/a Primus Telecommunications Canada                 Canada

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* All subsidiaries are wholly-owned by the Registrant except for Primus Telecommunications de Mexico S.A. de C.V., which is 50% owned by the Registrant and 50% owned by Primus Telecommunications, Inc., and GTI Network, Inc., which is wholly-owned by Primus Holding Corporation.